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                                                                    EXHIBIT 10.9

                            AIRGATE WIRELESS, INC.

                             EMPLOYMENT AGREEMENT



     This EMPLOYMENT AGREEMENT (the "Agreement") is entered into on April 9, 1999 by and between AirGate Wireless, Inc., a Delaware corporation (the "Company"), and Thomas M. Dougherty ("Executive" or "Employee"), effective April 15, 1999 for a period of five years through April 15, 2004.

     1.  Duties and Scope of Employment.
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         (a)  Position; Duties.  The Company shall employ the Executive as the
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Chief Executive Officer of the Company reporting to the Board of Directors of the Company. The Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, and shall serve as a member of the Board of Directors of the Company.

         (b)  Obligations.  Excepting his current employment and consulting
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obligations with SprintCom (which continue through August 20, 1999), (the
"SprintCom Duties"), (i) Executive shall devote his full business efforts and time to the Company, and (ii) Executive agrees not to actively engage in any other employment, occupation or consulting activity without the prior approval of the Board of Directors of the Company. Executive represents and warrants to the best of his knowledge that the performance of his duties under this Agreement will not conflict or create a breach of the SprintCom Duties or any other agreements or duties by which Executive is obligated or bound.

     2.  Employee Benefits.  Executive shall be eligible for (i) all employee
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benefit plans and policies currently and hereafter maintained by the Company for its employees of comparable positions, subject to the terms and conditions of such plans and policies, and (ii) such other employee benefits as are set forth in this Agreement. It is anticipated that the basic benefit plans and policies shall be in place by May 1, 1999.

     3.  At-Will Employment.  Executive and the Company understand and
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acknowledge that Executive's employment with the Company constitutes "at-will"
employment. Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon four (4) weeks written notice to the other party, with or without cause or for any or no cause, at the option either of the Company or Executive, subject to the termination provisions set forth in Paragraphs 4(e) and 4(f) below.

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     4.   Compensation.
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          (a) Base Salary.  While employed by the Company pursuant to this
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Agreement, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $180,000 (the "Base Salary). In addition, on a one-time basis, Employer shall receive a bonus of Fifteen Thousand Dollars ($15,000) on May 1, 1999. The Base Salary shall be increased by not less than Twenty Thousand Dollars ($20,000) each year for each of the next four years on the anniversary date of the effective date hereof (April 15, 2000, and on April 15th, of each year thereafter through April 15, 2003). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Agreement.

          (b) Bonuses. In addition to Executive's Base Salary, Executive shall
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be eligible to receive an annual bonus (the "Bonus"), equal to a maximum of fifty percent (50%) of Executive's Base Salary then in effect, as determined by the Board. The Bonus shall be payable in accordance with the Company's normal practices and policies. The Executive and the Board each year shall establish specific criteria for the annual cash bonus.

          (c) Stock Option.   The Company hereby agrees to award or cause to be
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awarded to Executive by no later than May 31, 1999 (the "Effective Date") a stock option (the "Stock Option") to purchase a total number of shares equal to 2.0% of the fully diluted common shares of the Company's ultimate parent company, AirGate Holding Company, Inc. (the "Parent") as of the Effective Date. The exercise price shall equal the fair market value on the date of grant (the "Effective Date Price"). The Stock Option shall vest twenty-five percent of the shares subject to the Stock Option on April 15, 1999. Beginning one year after April 15, 1999, the remaining shares, subject to the Stock Option, shall vest in equal installments at the end of each full quarter thereafter for which Executive continued in active full-time employment so that, assuming continued employment, 100% of the shares subject to the Stock Option shall be fully vested and exercisable five years after the Effective Date. Notwithstanding the foregoing, Executive shall not be vested in any shares if he voluntarily terminates his employment with the Company prior to April 15, 2000. In addition, the Stock Option shall not be exercisable as to any vested shares prior to April 15, 2000 unless Executive is terminated involuntarily by the Company in which event exercise must occur within the permissible exercise period for incentive stock options set fourth in IRC Section 422. The Stock Option shall be otherwise subject to the terms and conditions of the stock option plan and form of stock option agreement to be adopted by the Company for its employees. If after the initial grant of the Stock Option to Executive, the Company increases the number of shares of the Company's common stock authorized for issuance to employees pursuant to employee stock options to more than ten percent (10%) of the fully diluted shares of the Company, then the Board shall consider (but shall not be obligated to grant) an additional award of stock options to Executive. Furthermore, if Parent successfully completes an initial public offering or private placement offering in which at least $50,000,000.00 in new equity funds is raised before April 15, 2000, Company agrees to award or cause it to be awarded an additional option to Executive for Parent common stock so that Executive

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continues, after such initial public offering to hold Stock Options equal to 2%
of the number of shares outstanding. Any option granted shall have substantially the same terms and conditions as the previously granted Stock Option, except, at Executive's election, such option shall either be (i) an incentive stock option with an exercise price equal to fair market value at date of grant, or (ii) a nonstatutory stock option with an exercise price equal to the Effective Date Price. The parties agree to negotiate reasonably and in good faith to modify this subsection (c) to preserve the intent hereof to the extent the existing Parent/Company group or the proposed offering are restructured.

          (d) Annual Benefit Program.   The Company shall, by May 31, 1999,
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establish an executive benefit/perquisite program, under which Employee shall receive $15,000 annually to purchase the benefits/perquisites of his choice (which include car allowance, private school or higher education expense reimbursement, supplemental insurance, club memberships and such other benefits as the program shall include.) In addition, Employee will be provided health, dental and disability insurance for him and his family under Company policies.

          (e) Termination of Employment.   Unless the termination of employment
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by Employee is voluntary by Employee or "for cause", as the term is defined hereinafter, upon such termination Employee shall receive six months Base Salary (at the rate in effect on the date of termination) plus one month's Base Salary for each year (or part thereof) Employee is employed by the Company. In addition, Employee shall immediately receive all Stock Options vested as of the date of termination and Employee shall receive health and dental benefits which he is receiving when terminated for an additional six (6) months after termination.

          (f) Discharge for Cause.   The Company may discharge the Employee for
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cause ("Cause") at any time, and upon the occurrence of such discharge for
Cause, this Agreement shall terminate except that the restrictions and provisions imposed on the Employee under Section Paragraph 8 below. For purpose of this Agreement, the term "Cause" shall mean (i) conduct by the Employee that amounts to fraud, gross dishonesty, gross negligence or willful misconduct in the performance of his duties hereunder; or (ii) continuous and material failure by the Employee after written notice to perform his duties hereunder in the manner and to the extent required under this Agreement or breach by the Employee of the obligation to refrain from engaging in the activities prohibited by the Covenant Not to Compete; or (iii) final conviction of a felonious crime, or (iv) repeated instances of drug or alcohol abuse or unauthorized absences during scheduled work hours.

          (g) Except as specified in Paragraph 4(e) or as required under the terms of the Stock Option and any other applicable benefit program, Executive shall be entitled to no additional compensation or benefits following termination of his employment. As an absolute condition to any payments pursuant to Paragraph 4(e), Employee shall execute and deliver a binding written release from Employee, in form satisfactory to the Company, releasing any and all claims of any kind or nature relating to the employment relationship (including claims for wrongful termination or discrimination of any kind) that Employee may have against the Company and/or its officers, agents, employees, directors and shareholders.

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     5.  Expenses.  The Company will pay or reimburse Executive for reasonable
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travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies.

     6.  Assignment.  This Agreement shall be binding upon and inure to the
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benefit of (a) the heirs, executors and legal representatives of Executive upon
Executive's death or incapacity and (b) any successor or assign of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.
None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

     7.  Notices.  All notices, requests, demands and other communications
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called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:  AirGate Wireless, Inc.
                         230 Peachtree Street, N.W., Suite 1700
                         Atlanta, Georgia 30303
                         Attention:  Board of Directors

     If to Executive:    Thomas M. Dougherty
                         2412 Bohler Road, N.W.
                         Atlanta, Georgia 30305
                         or at the last residential address known by the
                          Company.

     8.  Restrictions on Employment.
         --------------------------

         (a)  Covenant Not to Compete (the "Covenant Not to Compete").  During
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Executive's employment with the company and for a period of eighteen (18) months after Executive's employment has terminated, Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, firm or entity, engage in the Restricted Business in the same or

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similar capacity as Executive has been employed by the Company, anywhere within the Restricted Territory.

          (b) Restricted Business.  "Restricted Business" means the business of
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wireless telecommunications services.

          (c) Restricted Territory.  "Restricted Territory" means the Service
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Area as defined in the Sprint PCS Management Agreement between SprintCom, Inc, and the Company, a copy of which is attached hereto and made a part hereof (the "Management Agreement"). If the Service Area in the Management Agreement is amended during Executive's employment with the Company, then the Company and Executive agree to execute an amendment to this Agreement to reflect and incorporate herein, such amendment to the Service Area.

          (d) During Executive's employment with the Company and for a period of eighteen (18) months thereafter, Executive shall, not directly or indirectly, for himself or on behalf of or in conjunction with any other person, firm or entity, initiate any action to solicit in competition with the wireless telecommunications services business ("Capital Business") of the Company or to divert or attempt to divert from the Company the Business of any Customer, person, firm or entity for which the Company provided services in connection with the Business at any time during the period of twenty-four (24) months immediately preceding the time of such solicitation, diversion or attempt to divert and with whom Executive had material contact in the course of Executive's employment with the Company; or

          (e) During Executive's employment with the Company and for a period of eighteen (18) months thereafter, Executive shall not, directly or indirectly, for himself or behalf of or in conjunction with any other person, firm or entity, initiate any action to hire for any other employer, any employee of the Company or directly or indirectly cause any employee of the Company to leave employment in order to work for another.

          (f) Employee acknowledges that the Company has conducted and expects to conduct its business throughout the Restricted Territory and that the Company expects that during the aforesaid period, the Company will continue to expand its business throughout the Restricted Territory and that this expectation is realistic; that Employee shall be engaged in and responsible for the Company's business in his executive capacity with respect to the Company's activities throughout the Restricted Territory; and that because of Employee's association with the Company, the Company's business would be seriously and irreparably harmed if Employee were to compete with the Company in the manner prohibited above.

          (g) Severability.  The covenants and restrictions set forth in this
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Section 8 are intended to conform to applicable law.  If, however, a court determines that any aspect of any covenant or restriction exceeds what is permitted or enforceable by law, then such covenant or restriction shall be limited or otherwise reformed as necessary to comply with and be enforceable

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under applicable law.  If a court determines that any provision of this Section
8 is unenforceable and cannot be reformed, then such provision shall be deemed eliminated from this Section to the minimum extent necessary to permit the remaining provisions of this Section to be enforced.


     9.   Confidential Information.  During the period of two (2) years after
          -------------------------
Employee's employment has terminated for any reason whatsoever (or, in the case of trade secrets, for so long as the information in question remains a trade secret) and during any period Employee is employed by Employer, Employee shall not, without the prior written consent of the Company, directly or indirectly, divulge, disclose or publish to any person or entity, or reproduce or use in any way, except only as required for the benefit of the Company, any Confidential Information (as defined herein). Upon the Company's request and, in any event, upon the termination of Employee's employment with the Company for any reason whatsoever, Employee shall immediately return any reproductions of Confidential Information to the Company. For purposes of this Agreement, "Confidential Information" means any trade secrets and any information relating to the Company's business that is competitively sensitive and not generally known by the public, including processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, technology, specifications, products, computer programs (including computer programs developed, improved or modified by Employee for or on behalf of the Company for use in the Company's business), algorithms, systems, methods of operation, order entry forms, price lists, customer lists, customer information, solicitation leads, marketing research data, marketing and advertising materials and methods and manuals and forms, all of which pertain to the Company's business . Confidential Information does not include any information which (i) is available in published print or otherwise known to the public, unless published or made known as a result of acts or omissions of Employee, or (ii) is lawfully obtained by Employee in writing from a third party who did not acquire such confidential information or trade secret, directly or indirectly, from Employee or the Company.

     10.  Entire Agreement.  This Agreement represents the entire agreement and
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understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

     11.  Arbitration and Equitable Relief.
          --------------------------------

          (a) To the extent permitted by applicable law, Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in Fulton County, Georgia, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

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          (b) The arbitrator[s] shall apply Georgia law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in Georgia for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

          (c) Executive understands that nothing in Section 10 modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship on four (4) weeks written notice, with or without cause, subject to the termination provision in Paragraph 4(e) hereinabove.

          (d) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 11
          , WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE 'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

              (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

              (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE FAIR LABOR STANDARDS ACT;

              (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

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          (e)  Notwithstanding any provision herein to the contrary, this
Paragraph 11 shall not apply to any dispute or controversy arising under Paragraph 8 or the interpretation, validity, construction, performance, breach or termination thereof.

     12.  Severability.  In the event that any provision hereof becomes or is
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declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     13.  No Oral Modification, Cancellation or Discharge.  This Agreement may
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only be amended, canceled or discharged in writing signed by Executive and the
Company.

     14.  Withholding.  The Company shall be entitled to withhold, or cause to
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be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

     15.  Governing Law.  This Agreement shall be governed by the laws of the
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State of Georgia.

     16.  Acknowledgment.  Executive acknowledges that he has had the
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opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.


                                    * * * *

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below.


                                  AIRGATE WIRELESS, INC.

                                  By:  [Sig]
                                     -----------------------
                                  Title:
                                        --------------------
                                  Date:
                                       ---------------------



                                  Thomas M. Dougherty

                                      [Sig]
                                  --------------------------
                                  Thomas M. Dougherty

                                  Date:
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